CAMPBELL, SAUNDERS & CO.
                             CHARTERED ACCOUNTANTS
                            ------------------------
                                     NEXIA
                                 INTERNATIONAL

September 13, 2001


Timebeat.com Enterprises Inc.
200-580 Hornby Street
Vancouver, B.C.
V6C 3B6

Dear Sir:

RE:  CHANGE OF AUDITORS
-----------------------

We are aware of your plans to change auditors to Davidson & Company. There are no disagreements or disputes of any kind between Timebeat.com and Campbell, Saunders.

I agree that the information contained in SEC form 8-K and the notice to the British Columbia Securities Commission is accurate and both should be filed.

Yours truly,
/s/Campbell, Saunders & Co.
Campbell, Saunders & Co.






  650 West Georgia Street, Suite 1200, P.O. Box 11544, Vancouver, B.C. V6B 4N7
      Telephone: 604 681 5500 Fax: 604 685 7100 E-mail: CampSaund@aol.com

CAMPBELL, SAUNDERS & CO. IS A MEMBER OF NEXIA INTERNATIONAL, A WORLDWIDE NETWORK
                        OF INDEPENDENT ACCOUNTING FIRMS.
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